UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 15, 2006
QUINTANA MARITIME LIMITED
(Exact name of registrant as specified in its charter)

Marshall Islands (State or other jurisdiction of incorporation or organization)	000-51412 (Commission File Number)	98-0453513 (IRS Employer Identification No.)
Quintana Maritime Limited
c/o Quintana Management LLC
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece
(Address of principal executive office)
011-30-210-898-5056
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement
     On February 15, 2006, the Company announced that it had entered into time charter agreements on the vessels M/V Coal Glory and M/V Coal Pride. Coal Glory has entered a short-term time charter for a minimum period of three months and a maximum period of five months with Cargill at a daily rate of USD 15,500 per day. Coal Glory started the new charter on February 2nd, 2006. Coal Pride has entered into a one-year time charter with Daeyang at a daily rate of USD 14,850 per day. Coal Pride started the new charter on February 8th, 2006.
     On February 16, 2006, the Company announced that it had entered into a time charter agreement on the M/V Kirmar with Swissmarine for a minimum period of twelve months and a maximum period of eighteen months at a daily rate of USD $26,250 per day. The commencement of the time charter is set to begin in early March 2006.
     The press releases announcing the time charters are included as exhibits 99.1 and 99.2 to this Form 8-K
Item 9.01   Financial Statements and Exhibits
99.1      Press release of Quintana Maritime Limited dated February 15, 2006.
99.2      Press release of Quintana Maritime Limited dated February 21, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED
By:	/s/ Steve Putman
Steve Putman
Vice President and General Counsel

Dated: February 21, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Quintana Maritime Limited dated February 15, 2006.

99.2	Press release of Quintana Maritime Limited dated February 21, 2006.